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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-102591 of 3Com Corporation of our report dated June 25, 2003 (July 28, 2003 as to Note 23) (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and an explanatory paragraph regarding the restatement of 3Com Corporation's consolidated statements of operations for the years ended May 31, 2002 and June 1, 2001 to account for CommWorks as a discontinued operation), appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 30, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE

San Jose, California
November 17, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT